                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

      Listed below, as of October 31, 2002, are the significant subsidiaries of the Company and their jurisdictions of organization. All of such subsidiaries are either directly or indirectly wholly owned by the Company. Other subsidiaries of the Company have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

                                           Jurisdiction of
Name of Subsidiary                         Organization
------------------                         ------------
100% Owned
-----------
CUNO Europe S.A.                           France
CUNO Pacific, Pty. Ltd.                    Australia
CUNO Filtration Asia Pte. Ltd.             Singapore
CUNO K.K.                                  Japan
CUNO Latina Ltda                           Brazil
CUNO SarL                                  Italy
CUNO GmbH                                  Germany
CUNO Ltd.                                  United Kingdom
Gendron Industrie SFL                      France
CUNO Filtration System Shanghai
     Company                               China